UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

VAXCYTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road
Suite 300
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Underwriting Agreement

On January 12, 2022, Vaxcyte, Inc. (“Vaxcyte”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Jefferies LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 2,500,000 shares of its common stock, par value $0.001 per share, at a price to the public of $20.00 per share, and pre-funded warrants to purchase 2,500,000 shares of its common stock at a price to the public of $19.999 per underlying share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares of common stock from Vaxcyte at a price of $18.80 per share and the pre-funded warrants at a price of $18.799 per underlying share. The net proceeds to Vaxcyte from this Offering are expected to be approximately $93.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Vaxcyte. The Underwriters have a 30-day option to purchase up to an additional 750,000 shares of common stock. All of the shares and pre-funded warrants in the Offering are being sold by Vaxcyte. The closing of the Offering is expected to occur on or about January 18, 2022, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-257622), as previously filed with the Securities and Exchange Commission and a related prospectus and prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and agreements by Vaxcyte, customary conditions to closing, indemnification obligations of Vaxcyte and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the form of pre-funded warrant is filed as Exhibit 4.1 hereto. The foregoing descriptions of the terms of the Underwriting Agreement and the pre-funded warrants are qualified in their entirety by reference to such exhibits hereto. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 12, 2022

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: January 13, 2022	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer